                                                                    EXHIBIT 11.1

                                DOUBLECLICK INC.
           COMPUTATION OF BASIC AND DILUTED NET LOSS PER COMMON SHARE

                                                                     NUMBER OF
                                                                    COMMON AND
                                                                      COMMON                           WEIGHTED
                                                                    EQUIVALENT           DAYS          AVERAGE
                                                                      SHARES          OUTSTANDING       SHARES
                                                                 -----------------  ---------------  ------------
PERIOD FROM JANUARY 23, 1996 (INCEPTION) TO DECEMBER 31, 1996
Issuance of Class A common stock at inception, and exchange for
 Class B and Class C common stock..............................       9,059,120              251        6,629,269

                                                                      3,940,890               92        1,057,032

Issuance of Class B common stock in exchange for Class A common
 stock.........................................................       5,118,228               92        1,372,819

Issuance of Class C common stock in exchange for Class A common
 stock.........................................................               2               92                1

Assumed issuance and conversion of convertible preferred stock
 as of January 23, 1996........................................       6,234,434              343        6,234,434

Assumed redemption of Class B and C common stock from proceeds of assumed issuance and conversion of convertible preferred
 stock.........................................................      (3,896,137)             343       (3,896,138)
                                                                                                     ------------

Weighted average shares used in per share computation..........                                        11,397,417
                                                                                                     ------------
                                                                                                     ------------

Net loss for the period from January 23, 1996 (inception) to
 December 31, 1996.............................................                                      $ (3,191,770)
                                                                                                     ------------
                                                                                                     ------------

Basic and diluted net loss per common share....................                                      $      (0.28)
                                                                                                     ------------
                                                                                                     ------------
YEAR ENDED DECEMBER 31, 1997
Class A common stock at January 1, 1997, and exchange for
 Common Stock..................................................       3,940,890              154        1,662,732

    Stock options exercised....................................          28,750               51            5,391

Class B common stock outstanding at January 1, 1997, and
 exchange for Common Stock.....................................       5,118,228              154        2,159,472

Class C common stock outstanding at January 1, 1997, and
 exchange for Common Stock.....................................               2              154                1

Issuance of Common Stock.......................................       5,191,732              210        2,987,024

    Issuance of common stock upon conversion of convertible
      note payable.............................................         779,302                1            2,135

    Stock options exercised....................................         147,938          Various           41,957

Assumed issuance and conversion of convertible preferred stock
 as of January 1, 1997.........................................       6,234,434              365        6,234,434

Assumed redemption of Class B and C common stock from proceeds of assumed issuance and conversion of convertible preferred
 stock.........................................................      (3,896,137)             154       (1,643,850)
                                                                                                     ------------

Weighted average shares used in basic and diluted net loss per
 share computation.............................................                                        11,449,296
                                                                                                     ------------
                                                                                                     ------------

Net loss for the year ended December 31, 1997..................                                      $ (8,356,261)
                                                                                                     ------------
                                                                                                     ------------

Basic and diluted net loss per common share....................                                      $      (0.73)
                                                                                                     ------------
                                                                                                     ------------

                                DOUBLECLICK INC.
           COMPUTATION OF BASIC AND DILUTED NET LOSS PER COMMON SHARE

                                                                     NUMBER OF
                                                                    COMMON AND
                                                                      COMMON                           WEIGHTED
                                                                    EQUIVALENT           DAYS          AVERAGE
                                                                      SHARES          OUTSTANDING       SHARES
                                                                 -----------------  ---------------  ------------

                                                                     NUMBER OF
                                                                    COMMON AND
                                                                      COMMON                           WEIGHTED
                                                                    EQUIVALENT           DAYS          AVERAGE
                                                                      SHARES          OUTSTANDING       SHARES
                                                                 -----------------  ---------------  ------------

NINE MONTHS ENDED SEPTEMBER 30, 1997
Class A common stock outstanding at January 1, 1997, and
 exchange for Common Stock.....................................       3,940,890              273        3,940,890

Class B common stock outstanding at January 1, 1997, and
 exchange for Common Stock.....................................       5,118,228              273        5,118,228

Class C common stock outstanding at January 1, 1997, and
 exchange for Common Stock.....................................               2              273                2

Stock options exercised........................................          99,250          Various           33,083

Assumed issuance and conversion of convertible preferred stock
 as of January 1, 1997.........................................       6,234,434              273        6,234,434

Assumed redemption of Class B and C Common Stock from assumed
 proceeds and conversion of convertible preferred stock........      (3,896,137)             273       (3,896,137)
                                                                                                     ------------

Weighted average shares used in basic net loss per share
 computation...................................................                                        11,430,500
                                                                                                     ------------

Net loss for the nine months ended September 30, 1997..........                                      $ (4,612,443)
                                                                                                     ------------

Basic and diluted net loss per share...........................                                      $      (0.40)
                                                                                                     ------------
                                                                                                     ------------

NINE MONTHS ENDED SEPTEMBER 30, 1998
Common Stock outstanding at January 1, 1998....................       6,118,972              273        6,118,972
Stock options exercised........................................         248,513          Various          124,256
Issuance of Common Stock.......................................       4,025,000              222        3,273,077
Issuance of common stock upon conversion of convertible
 preferred stock upon February 20, 1998 initial public
 offering......................................................       6,234,434              222        5,069,760
Assumed issuance of conversion of convertible preferred stock for the period from January 1, 1998 through February 20,
 1998..........................................................       6,234,434               51        1,164,674
                                                                                                     ------------

Weighted average shares used in basic net loss per share
 computation...................................................                                        15,750,739
                                                                                                     ------------

Net loss for the nine months ended September 30, 1998..........                                      $(13,815,453)
                                                                                                     ------------

Basic and diluted net loss per share...........................                                      $      (0.88)
                                                                                                     ------------
                                                                                                     ------------